UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 15, 2012
Jos. A. Bank Clothiers, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-23874	36-3189198
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

500 Hanover Pike Hampstead, Maryland	21074
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code   (410) 239-2700
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
At the Company's 2012 Annual Meeting held on June 15, 2012, the stockholders considered:
•The election of two directors for terms expiring at our 2015 Annual Meeting of Stockholders;
•The ratification of the appointment of Deloitte & Touche LLP as our registered public accounting firm for the year ending February 2, 2013 (“Fiscal 2012”); and
•The approval, on an advisory, non-binding basis, of the compensation of our named executive officers (“Say on Pay”).
For more information about the foregoing proposals, see the Company's 2012 Proxy Statement, the relevant portions of which are incorporated herein by reference. At the 2012 Annual Meeting, both of the director nominees were elected and the proposal to ratify the selection of Deloitte & Touche LLP was approved. The stockholders also approved, on an advisory, non-binding basis, the compensation of our named executive officers (“Say on Pay”). The voting results are set forth below:
Election of Directors

Name of Nominee	For	Against	Abstain	Broker Non-Votes
Andrew A. Giordano	23,498,631	1,307,143	94,533	1,231,705
William E. Herron	23,769,632	1,036,024	94,651	1,231,705
Ratification of Deloitte & Touche LLP as the Company's Registered Public Accounting Firm for Fiscal 2012*

For	Against	Abstain
25,758,694	276,035	97,283
Approval, on an advisory, non-binding basis, of the compensation of our named executive officers (“Say on Pay”)

For	Against	Abstain	Broker Non-Votes
23,988,901	805,235	106,171	1,231,705
* There were no broker non-votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JoS. A. Bank Clothiers, Inc.
(Registrant)

By:	/s/ Charles D. Frazer
Charles D. Frazer
Senior Vice President and
General Counsel
Dated: June 19, 2012